This form T-1 applies to Registration
                                           Statement No. 333-33877

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) |X|

                              --------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              --------------------

                              LaSalle National Bank
               (Exact name of trustee as specified in its charter)
                                   36-1521370
                      (I.R.S. Employer Identification No.)

          135 South LaSalle Street, Suite 1625; Chicago, Illinois 60674 (Address, including zip code, of principal executive offices)

                              --------------------

                               Mr. Robert K. Quinn
                    Senior Vice President and General Counsel
                            Telephone: (312) 443-2010
                            135 South LaSalle Street
                             Chicago, Illinois 60674
            (Name, address and telephone number of agent for service)

                              --------------------

                        One or more separate trusts to be
                                  organized by
                             CRIIMI MAE CMBS Corp.
               (Exact name of obligor as specified in its charter)

            Delaware                                              52-2050970
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization of                             Identification No.)
          registrant)

                              CRIIMI MAE CMBS Corp.
                         11200 Rockville Pike, 5th Floor
                            Rockville, Maryland 20852
    (Address, including zip code, of registrant's pincipal executive offices)

                              --------------------

      All Collateralized Mortgage Obligations registered under Registration
                            Statement No. 333-33877

                       (Title of the indenture securities)

                           Item 1. General Information

              Furnish the following information as to the trustee:

 (a) Name and address of each examining or supervising authority to which it is subject.

                 1. Comptroller of the Currency, Washington D.C.

           2. Federal Deposit Insurance Corporation, Washington, D.C.

   3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

                                      Yes.

               Item 2. Affiliations with Obligor and Underwriters.

    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

 Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

                    Item 3. Voting Securities of the Trustee.

 Furnish the following information as to each class of voting securities of the trustee:

                                 Not applicable

                  Item 4. Trusteeships under Other Indentures.

   If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

      (a) Title of the securities outstanding under each other indenture.

                                 Not applicable


(b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not applicable

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or
                                 Underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not applicable

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                                 Not applicable

    Item 7. Voting Securities of the Trustee Owned by Underwriters or their
                                   Officials.

  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                                 Not applicable

        Item 8. Securities of the Obligor Owned or Held by the Trustee.

    Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                 Not applicable

      Item 9. Securities of the Underwriter Owned or Held by the Trustee.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                                 Not applicable

 Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain
                 Affiliates or Security Holders of the Obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                                 Not applicable

  Item 11. Ownership or Holdings by the Trustee of any Securities of a Person owning 50 Percent or more of the Voting Securities of the Obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns
    50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                                 Not applicable

              Item 12. Indebtedness of the Obligor to the Trustee.

 If the obligor is indebted to the trustee, furnish the following information.

                                 Not applicable

                       Item 13. Defaults by the Obligor.

 a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not applicable

  b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not applicable

                  Item 14. Affiliations with the Underwriters.

     If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not applicable

                           Item 15. Foreign Trustee.

 Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee
                 under indentures qualified or to be qualified.

                                 Not applicable

                           Item 16. List of Exhibits.

   List below all exhibits filed as part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of LaSalle National Bank now in effect.

        2. A copy of the certificate of authority to commence business.

       3. A copy of the authorization to exercise corporate trust powers.

          4. A copy of the existing By-Laws of LaSalle National Bank.

                               5. Not applicable.

6. The consent of the trustee required by Section 321(b) of the Trust Indenture
                                  Act of 1939.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                               8. Not applicable.

                               9. Not applicable.

                                    SIGNATURE

 Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle National Bank, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 2nd day of
                                 February 1998.

                              LaSalle National Bank

                              By: /s/ Cynthia Reis
                                  ---------------------------
                                  Cynthia Reis
                                  Vice President

                                    EXHIBIT 1

                             ARTICLES OF ASSOCIATION

                                    ARTICLES
                                       OF
                                   ASSOCIATION



                          LA SALLE NATIONAL BANK (LOGO)



                             LA SALLE NATIONAL BANK
                                CHICAGO, ILLINOIS

                                     (LOGO)
                              LaSalle National Bank


                             ARTICLES OF ASSOCIATION

   FIRST. The title of this association, which shall carry on the business of banking under the laws of the United States shall be "LaSalle National Bank."

  SECOND. The place where the main banking house or office of this association shall be located, its operations of discount and deposit carried on, and its general business conducted, shall be Chicago, County of Cook, State of Illinois.

 THIRD. The Board of Directors of this association shall consist of such number of its shareholders, not less than five nor more than twenty-five, as from time to time shall be determined by a majority of the votes to which all of its shareholders are at the time entitled. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. The Board of Directors, by vote of a majority of the full board, may, between annual meetings of shareholders increase the membership of the Board where the number of directors last elected by shareholders was 15 or less, by not more than two members, and where the number of directors last elected by shareholders was 16 or more, by not more than four members and by a like vote appoint qualified persons to fill the vacancies created thereby; provided that the number of
                 Directors shall at no time exceed twenty-five.

FOURTH. The regular annual meeting of the shareholders of this association shall be held at its main banking house, or other convenient place duly authorized by the board of directors on such day of each year as is specified therefor in the bylaws.

FIFTH. The amount of capital stock which this association is authorized to issue shall be Twenty Million Dollars ($20,000,000.00) divided into 2,000,000 shares of common capital stock of the par value of $10.00 each; but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

  If the capital stock is increased by the sale of additional shares thereof, other than to key officers and employees of the association upon the exercise of options granted pursuant to the terms of a stock option plan then in effect, as to which sales all pre-emptive rights are waived, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The board of directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of capital stock may be exercised.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The board of directors shall appoint one of its members president of this association, who shall be chairman of the board, but the board of directors may appoint a director in lieu of the president to be chairman of the board, who shall perform such duties as may be designated by the board of directors. The board of directors shall have the power to appoint one or more vice presidents, a cashier and such other officers as may be required to transact the business of this association; to fix the salaries to be paid to all officers of this association; and to dismiss such officers, or any of them.

The board of directors shall have the power to define the duties of officers and employees of this association, to require bonds from them, and to fix the penalty thereof; to regulate the manner in which directors shall be elected or appointed, and to appoint judges of the election; to make all bylaws that it may be lawful for them to make for the general regulation of the business of this association and the management of its affairs; and generally to do and perform all acts that it may be lawful for a board of directors to do and perform.

      SEVENTH. This association shall have succession from the date of its organization certificate until such time as it be dissolved by act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

    EIGHTH. The board of directors of this association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this association, may call a special meeting of shareholders at any time:
  Provided, however, that, unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this association at their respective addresses as shown upon the books of the association. These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this association, subject to the provisions of the banking laws of the United States.
 The notice of any shareholders' meeting, at which an amendment to the articles of association of this association is to be considered, shall be given as herein-above set forth.

 NINTH. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the association or of any firm, corporation, or organization which he served in any such capacity at the request of the association: Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or wilful misconduct in the performance of his duties to the association: And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the association, or the board of directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

                                    ********

                                  May 17, 1982
                          Form No. 181, Rev 5/17/82 GW

                                    EXHIBIT 2

                            CERTIFICATE OF AUTHORITY
                              TO COMMENCE BUSINESS

                                STATE OF ILLINOIS

                                AUDITOR'S OFFICE

                                 NO. 333 (LOGO)

                         NATIONAL BANK TRUST CERTIFICATE

                         Springfield, FEBRUARY 15th 1928


I, OSCAR NELSON, Auditor of Public Accounts of the State of Illinois, do hereby certify that the NATIONAL BUILDERS BANK OF CHICAGO located at CHICAGO, County of
 COOK and State of Illinois, a corporation organized under and by authority of the statutes of the United States governing National Banks and authority granted by the Federal Reserve Act for the purpose of accepting and executing trusts, has this day deposited in this office, securities in the sum of TWO HUNDRED THOUSAND Dollars, $200,000.00 of the character designated by Section 6 of the
Act of the Legislature of the State of Illinois entitled "An Act to provide for and regulate the administration of trusts by trust companies," The said deposit is made for the benefit of the creditors of said NATIONAL BUILDERS BANK OF CHICAGO under and by virtue of the provisions of the Act above referred to and the said securities are now held by me in this office in my official capacity as such Auditor of Public Accounts, for the uses and purposes aforesaid.

 I further certify that by virtue of the Acts aforesaid, the NATIONAL BUILDERS BANK OF CHICAGO is hereby authorized to accept and execute trusts and receive deposits of trust funds under the provisions and limitations of "An Act to provide for and regulate the administration of trusts in Illinois.

  IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix the seal of my office, the day and year first above written.

(SEAL)
                                /s/ Oscar Nelson
                                ----------------
                           AUDITOR OF PUBLIC ACCOUNTS.
                               STATE OF ILLINOIS.

                                   NO. 13146.

                           TREASURY DEPARTMENT (LOGO)

                      OFFICE OF COMPTROLLER OF THE CURRENCY

                      Washington, D.C., NOVEMBER 29, 1927.

WHEREAS, by satisfactory evidence presented to the undersigned, it has been made to appear that "NATIONAL BUILDERS BANK OF CHICAGO" in the CITY of CHICAGO in the County of COOK and State of ILLINOIS has complied with all the provisions of the
     Statutes of the United States, required to be complied with before an association shall be authorized to commence the business of Banking;

 NOW THEREFORE I, J.W. MCINTOSH, Comptroller of the Currency, do hereby certify that "NATIONAL BUILDERS BANK OF CHICAGO" in the CITY of CHICAGO in the County of COOK and State of ILLINOIS is authorized to commence the business of Banking as provided in Section Fifty one hundred and sixty nine of the Revised Statutes of the United States.

IN TESTIMONY WHEREOF witness my hand and Seal of (SEAL) office this TWENTY-NINTH day of NOVEMBER, 1927.

(SEAL)
                                /s/ J.W. McIntosh
                                -----------------
                           Comptroller of the Currency

                    CERTIFICATE OF CHANGE OF CORPORATE TITLE

                                     (LOGO)

                                   NO. 13146.

                               TREASURY DEPARTMENT

                    OFFICE OF THE COMPTROLLER OF THE CURRENCY

                         WASHINGTON, D.C., MAY 1, 1940.


    WHEREAS, by satisfactory evidence presented to me, it appears that under authority of sections 2, 3, and 4, of the Act of Congress approved May 1, 1886, entitled "An Act to enable national banking associations to increase their capital stock and to change their names or location," shareholders owning two-thirds of the stock of the national banking association heretofore known as-- "NATIONAL BUILDERS BANK OF CHICAGO," located in CHICAGO, County of COOK,
   State of ILLINOIS, have voted to change the name of said association to-- "LASALLE NATIONAL BANK," and have complied with all the provisions of the said
       Act relative to national banking associations changing their name.

 NOW, THEREFORE, IT IS HEREBY CERTIFIED, that the name of the said association has been changed to-- "LASALLE NATIONAL BANK," and that such change of name is hereby approved under authority conferred by said Act.

IN TESTIMONY WHEREOF, witness my hand and seal of office this FIRST day of MAY,
                                     1940.

(SEAL)
                                       /s/
                                       ---
                       ACTING Comptroller of the Currency.

                                    EXHIBIT 3

                            AUTHORIZATION TO EXERCISE
                             CORPORATE TRUST POWERS

                               BOARD OF GOVERNORS
                                     OF THE
                       FEDERAL RESERVE SYSTEM [LETTERHEAD]

                                   WASHINGTON

                                                            May 9, 1940

                             LaSalle National Bank,
                               Chicago, Illinois.

                                   Gentlemen:

          The Board of Governors of the Federal Reserve System has been officially advised by the Comptroller of the Currency that on May 1, 1940, National Builders Bank of Chicago, Chicago, Illinois, changed its title to
LaSalle National Bank, and accordingly there is enclosed herewith a certificate showing that LaSalle National Bank has authority to exercise the fiduciary powers enumerated therein.

                 Kindly acknowledge receipt of this certificate.

                                Very truly yours,


                                 S. R. Carpenter
                                 ---------------
                                 S. R. Carpenter,
                              Assistant Secretary.


                                   Enclosure

                               BOARD OF GOVERNORS
                                     OF THE
                             FEDERAL RESERVE SYSTEM
                                   WASHINGTON


I, S. R. Carpenter, Assistant Secretary of the Board of Governors of the Federal Reserve System (formerly known as the Federal Reserve Board), do hereby certify that it appears from the records of the Board of Governors of the Federal
                              Reserve System that:

 (1) Pursuant to the authority vested in the Federal Reserve Board by an Act of Congress approved December 23, 1913, known as the Federal Reserve Act, as amended, the Federal Reserve Board on December 8, 1927, granted to National
   Builders Bank of Chicago, Chicago, Illinois, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with national banks are permitted to act under the laws of the State of
                                   Illinois;

 (2) Under the provisions of an Act of Congress approved May 1, 1886, National Builders Bank of Chicago, Chicago, Illinois, on May 1, 1940, changed its title to LaSalle National Bank; and

 (3) By virtue of the foregoing, LaSalle National Bank, Chicago, Illinois, has authority to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with national banks are permitted to act under the laws of the
 State of Illinois, subject to regulations prescribed by the Board of Governors of the Federal Reserve System.

 IN WITNESS WHEREOF, I have hereunto subscribed my name and caused the seal of the Board of Governors of the Federal Reserve System to be affixed at the City of Washington in the District of Columbia.


                               /s/ S. R. Carpenter
                               -------------------
                               Assistant Secretary.


                               Dated May 9, 1940

                                    EXHIBIT 4

                        BY-LAWS OF LA SALLE NATIONAL BANK

                                     BYLAWS

                                       OF

                             LA SALLE NATIONAL BANK

                                CHICAGO, ILLINOIS



                          LA SALLE NATIONAL BANK (LOGO)



                    Organized Under the National Banking Laws
                              of the United States

                                     BYLAWS

                                     of the

                             LA SALLE NATIONAL BANK


                (a National Banking Association which association
                      is herein referred to as the "bank")

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

SECTION 1.1. ANNUAL MEETING. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the main office of the Bank, 135 South LaSalle Street, Chicago, Illinois, or such other place as the Board of
 Directors may designate, at 9:00 A.M., on the third Wednesday of March of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Bank. If for any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

  SECTION 1.2. SPECIAL MEETINGS. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at anytime by the board of directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the bank. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage pre-paid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the bank, a notice stating the purpose of the meeting.

SECTION 1.3. NOMINATIONS FOR DIRECTOR. Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the president of the bank and to the Comptroller of the Currency,
   Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the president of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b)
   the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of each proposed nominee; (d) the name and address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith, may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

SECTION 1.4. JUDGES OF ELECTION. Every election of directors shall be managed by three judges, who shall be appointed by the board of directors prior to the time of said election. The judges of election shall hold and conduct the election at which they are appointed to serve; and after the election, they shall file with the cashier a certificate under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

 SECTION 1.5. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this bank shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

SECTION 1.6. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association.

                                   ARTICLE II

                                    DIRECTORS

SECTION 2.1. BOARD OF DIRECTORS. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business affairs of the bank. Except as expressly limited by law, all corporate powers of the bank shall be vested in and may be exercised by said board.

SECTION 2.2. NUMBER. The board shall consist of not less than five or more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full board may not increase the number of directors by more than two if the number of directors last elected by shareholders was fifteen or less and by not more than four where the number of directors last elected by shareholders was sixteen or more, provided that in no event shall the number of directors exceed twenty-five.

 SECTION 2.3. ORGANIZATION MEETING. The cashier, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the bank for the purpose of organizing the new board and electing and appointing officers of the bank for the succeeding year. Such meeting shall be appointed to be held on the day of election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

 SECTlON 2.4 REGULAR MEETINGS. The regular meetings of the board shall be held, without notice, on the third Wednesday of each month at the main office. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate some other day.

SECTION 2.5 SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board, the president, or at the request of three or more directors. Each member of the board shall be given notice stating the time and place, by telegram, letter or in person, of each such special meeting.

 SECTION 2.6. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice.

    SECTION 2.7. VACANCIES. When any vacancy occurs among the directors, the remaining members of the board, in accordance with the laws of the United
 States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

  SECTION 2.8. RETIREMENT POLICY. A retirement policy adopted by the board of directors shall be applicable to directors who are not active officers of the bank.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

 SECTION 3.1. EXECUTIVE COMMITTEE. There shall be an executive committee of the board. The members of the executive committee shall be chosen by the board from time to time, shall hold office during its pleasure, and shall consist of the chairman of the board, the chairman of the executive committee selected by the board, who may but need not be the same person designated to be president, and the president, ex officio, and not less than seven additional members of the board who shall not be active officers of the bank. It shall be the duty of this committee to exercise such powers and perform such duties in respect to the making of loans and discounts as shall from time to time be specified by resolution of the board. During such periods as the board shall not be in session, the executive committee shall have and may exercise all the powers of the board except such as are by law or by these bylaws required to be exercised only by the board. The executive committee may make rules for holding and conducting its meetings and keep in the minute book of the bank a report of all action taken which shall be submitted for approval at each regular meeting of the board and the action of the board shall be recorded in the minutes of that meeting. A quorum of the executive committee shall consist of not less than five of its members, at least three of whom shall not be active officers of the bank. The chairman of the board, or in his absence in the order named if present, the chairman of the executive committee or the president, may designate any director who is not an active officer of the bank, or a designated member, to serve as a member of the executive committee at any specified meeting. Vacancies in the executive committee at any time existing may be filled by appointment by the board. The board may at anytime revise or change the membership and chairmanship of the executive committee and make new or additional appointments thereto. The chairman of the executive committee shall be ex officio a member of all committees except the examining committee and the trust audit committee, and shall have such other duties as may from time to time be assigned him by the board.

   SECTION 3.2. OFFICERS' COMPENSATION COMMITTEE. There shall be an officers' compensation committee of the board. The members of the officers' compensation committee shall consist of the members ex officio provided for in other sections of these bylaws and not less than three additional non-officer members of the board who shall be appointed by the board each year at its first meeting after the directors have been elected and qualified. It shall be the duty of this committee to study the compensation of all officers of the bank and from time to time report their recommendations to the board; and such other duties, if any, as may from time to time be assigned to it by the board. A majority of the committee, including at least two non-officer members, shall be necessary for the committee to keep records of its action.

 SECTION 3.3. EXAMINING COMMITTEE. There shall be an examining committee of the board. The members of the examining committee shall consist of the members ex officio provided for in other sections of these bylaws, but exclusive of any active officer of the bank and not less than three additional non-officer members of the board who shall be appointed by the board each year at its first meeting after the directors have been elected and qualified. It shall be the duty of this committee to make an examination at least twice each year into the affairs of the bank or to cause the examinations to be made by accountants (who may be the bank's own accountants) responsible only to the board in such examinations, and to report the result of such examinations in writing to the board at the next regular meeting thereafter, or it may, at its sole discretion, submit the reports of the national bank examiner or of the Chicago Clearing
   House Association examination, with or without additional comments by the committee itself, for, and in lieu of its personal examinations. Such reports shall state whether the bank is in sound condition, whether adequate internal audit controls and procedures are being maintained and shall recommend to the board such changes in the manner of doing business or conducting the affairs of the bank as shall be deemed advisable.

 SECTION 3.4. OTHER COMMITTEES. The board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the board may determine.

                                   ARTICLE IV

                             OFFICERS AND EMPLOYEES


 SECTION 4.1. CHAIRMAN OF THE BOARD. The board shall appoint one of its members to be chairman of the board. The chairman of the board shall supervise the carrying out of the policies adopted or approved by the board. He shall have general executive powers, as well as the specific powers conferred by these bylaws. He shall be ex officio a member of all committees, except the examining committee and the trust audit committee. He shall have general supervision and direction of the business, affairs and personnel of the bank. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the board.

   SECTION 4. 2. VICE CHAIRMAN OF THE BOARD. The board may appoint one of its members to be vice chairman of the board. He shall perform such duties as may from time to time be assigned to him by the board.

    SECTION 4.3. PRESIDENT. The board shall appoint one of its members to be president of the bank. He shall be the chief executive officer and the chief administrative officer of the bank and in the absence of the chairman of the board, he shall preside at any meeting of the board at which he is present. The president shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these bylaws. He shall be ex officio a member of all committees, except the examining committee and trust audit committee. He shall have general supervision of the business, affairs and personnel of the bank and in the absence of the chairman of the board, shall exercise the powers and perform the duties of the chairman of the board. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the board.

 SECTION 4.4. SENIOR OFFICERS. The board may appoint one or more executive vice presidents and one or more senior vice presidents. Each such senior officer shall have such powers and duties as may be assigned to him by the board, the chairman of the board, or the president.

SECTION 4.5. VICE PRESIDENT. The board may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned to him by the board, the chairman of the board, or the president.

  SECTION 4.6. CASHIER. The board shall appoint a cashier who shall have such powers and duties as may be assigned to him by the board, the chairman of the board, or the president. The cashier shall be custodian of the corporate seal, records, documents and papers of the bank. He shall provide for keeping of proper records of all transactions of the bank.

    SECTION 4.7. SECRETARY. The board shall appoint a secretary who shall be secretary of the bank. He shall also perform such duties as may be assigned to him from time to time by the board. The board may appoint a secretary of the board who shall keep accurate minutes of all meetings. He shall attend to the giving of all notices; he shall also perform such other duties as may be assigned to him from time to time by the board.

 SECTION 4.8. OTHER OFFICERS. The board may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, and such other officers and attorneys-in-fact as from time to time may appear to the board to be required or desirable to transact the business of the bank. Such officers, respectively, shall exercise such powers and perform such duties as pertain to their several offices or as may be conferred upon or assigned to them by the board the chairman of the board or the president.

SECTION 4.9. CLERKS AND AGENTS. The chairman of the board, the president, or any other active officer of the bank authorized by the chairman of the board, or the president, may appoint and dismiss all or any paying tellers, receiving tellers, note tellers, vault custodians, bookkeepers and other clerks, agents and employees as they may deem advisable for the prompt and orderly transaction of the business of the
 bank, define their duties, fix the salaries to be paid them and the conditions of their employment.

 SECTION 4.10. RESPONSIBILITY FOR MONEYS, ETC. Each of the active officers and clerks of this bank shall be responsible for all moneys, funds valuables and property of every kind and description that may from time to time be entrusted to his care or placed in his hands by the board or others, or that otherwise may come into his possession as an active officer or clerk of this bank.

SECTION 4.11. SURETY BONDS. All the active officers and clerks of this bank may be covered by one of the blanket form bonds customarily written by the surety companies, drawn for such an amount, and executed by such surety company, as the board may from time to time require, and duly approve; or at the discretion of the board, all such active officers and clerks shall, each for himself, give such bond, with such security, and in such denominations as the board may from time to time require and direct. All bonds approved by the board shall assure the faithful and honest discharge of the respective duties of such active officer or clerk and shall provide that such active officer or clerk shall faithfully apply and account for all moneys, funds, valuables and property of every kind and description that may from time to time come into his hands or be entrusted to his care, and pay over and deliver the same to the order of the board or to such other person or persons as may be authorized to demand and receive the same.

SECTION 4.12. TERM OF OFFICE - OFFICER DIRECTOR. The chairman of the board, the vice chairman of the board and the president, together with any other active officers who may be duly elected members of the board, shall hold their respective offices for the current year for which the board (of which they shall be members) was elected and until their successors are appointed, unless they shall resign, be disqualified, or be removed; and any vacancy occurring in the office of the chairman of the board, the vice chairman of the board, the president, or in the board, shall, if required by these bylaws, be filled by the remaining members.

   SECTION 4.13. TERM OF OFFICE - OFFICER. The executive vice presidents, the senior vice presidents, the vice presidents, the assistant vice presidents, the cashier, the secretary, the trust officers and all other officers and attorneys-in-fact who are not duly elected members of the board, shall be appointed to hold their offices, respectively, during the pleasure of the board.

                                    ARTICLE V

                                TRUST DEPARTMENT

SECTION 5.1. TRUST DEPARTMENT. There shall be a department of the bank known as the trust department which shall perform the fiduciary responsibilities of the bank.

  SECTION 5.2. TRUST OFFICER. There shall be a senior vice president and trust officer, or vice president and trust officer of this bank, who shall be designated as the managing officer of the trust department and whose duties shall be to manage, supervise and direct all the activities of the trust department. He shall do, or cause to be done, all things necessary or proper in carrying on the business of the trust department in accordance with provisions of law and regulations. He shall act pursuant to opinion of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The trust officer shall be responsible for all assets and documents held by the bank in connection with fiduciary matters.

The board may appoint such other officers of the trust department as it may deem necessary, with such duties as may be assigned to them by the board, the chairman of the board, or the president.

SECTION 5.3. TRUST INVESTMENT COMMITTEE. There shall be appointed by the board a trust investment committee of this bank composed of not less than four members, including members ex officio provided for in other sections of these bylaws, who shall be capable and experienced officers or directors of the bank. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the trust investment committee; and the committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The committee shall, promptly after the acceptance of an account for which the bank has investment responsibilities, review the
assets thereof, to determine the advisability of retaining or disposing of such assets. The committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the committee. Three members of the trust investment committee shall constitute a quorum, and any action approved by a majority of those present shall constitute the action of the committee.

 SECTION 5.4. TRUST AUDIT COMMITTEE. The board shall appoint a committee of not less than three directors, including members ex officio provided for in other sections of these bylaws, exclusive of any active officers of the bank, which shall at least once during each calendar year and within fifteen months of the last such audit make suitable audits of the trust department, or cause suitable audits to be made, by auditors responsible only to the board, and at such time shall ascertain whether the department has been administered in accordance with law, Regulation 9, and sound fiduciary principles. Notwithstanding the provisions of this Section, the board at any time may assign to the Examining
  Committee, in addition to the duties of the Examining Committee set forth in
Section 3.3 of these bylaws, all of the duties of the Trust Audit Committee and during such time as the Examining Committee is performing the duties of both committees, the Trust Audit Committee shall cease to function as a committee of this board. The board at any time may reassign the duties provided for in this
                     Section to the Trust Audit Committee.

  SECTION 5.5. TRUST DEPARTMENT FILES. There shall be maintained in the trust department, files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

  SECTION 5.6. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the bank a discretion in the matter, fund shield pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VI

                          STOCK AND STOCK CERTIFICATES

  SECTION 6.1. TRANSFERS. Shares of capital stock shall be transferable on the books of the bank and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his shares, succeed to all rights and liabilities of the prior holder of such shares.

 SECTION 6.2. STOCK CERTIFICATES. Certificates of capital stock shall bear the signature of any one of, the chairman of the board, or the president (which may be engraved, printed or impressed) and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier, or any other officer appointed by the board for that purpose, to be known as an authorized officer and the seal of the bank shall be engraven thereon. Each certificate shall recite on its face that the stock represented thereby is transferable, properly endorsed, only on the books of the bank.

                                   ARTICLE VII

                                 CORPORATE SEAL

   SECTION 7.1. CORPORATE SEAL. The chairman of the board, the president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the form set forth herein.

                                  ARTICLE VIII

                       INDEMNIFYING OFFICERS AND DIRECTORS

    SECTION 8.1. INDEMNIFYING OFFICERS AND DIRECTORS. Any person, his heirs, executors or administrators, may be indemnified or reimbursed by the bank for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer or employee of the bank or of any firm, corporation or organization which he served in any such capacity at the request of the bank; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his duties to the bank; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the bank, or the board, acting by vote of directors not parties to the same or substantially the same action suit or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors or administrators, may be entitled as a matter of law.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

   SECTION 9.1. FISCAL YEAR. The fiscal year of the bank shall be the calendar year.

  SECTION 9.2. EXECUTION OF INSTRUMENTS. All agreements, indentures mortgages, deeds, conveyances transfers certificates declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted for the bank by the chairman of the board, or the vice chairman of the board, or the president, or any executive vice president, or any senior vice president, or any vice president, or the secretary or the cashier, or, if in connection with the exercise of fiduciary powers of the bank by any of said officers or by any officer in the trust department. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted for the bank in such other manner and by such other officers as the board may from time to time direct. The provisions of this Section 9.2 are supplementary to any other provisions of these bylaws.

     SECTION 9.3. RECORDS. The articles of association, the bylaws, and the proceedings of all meetings of the shareholders and of the board shall be recorded in appropriate minute books provided for the purpose; where these bylaws so provide, the proceedings of standing committees of the board shall be recorded in appropriate minute books provided for the purpose.

                                    ARTICLE X

                                   EMERGENCIES

SECTION 10.1. CONTINUATION OF BUSINESS. In the event of a state of emergency of sufficient severity to interfere with the conduct and management of the affairs of this bank, the officers and employees will continue to conduct the affairs of the bank under such guidance from the directors as may be available except as to matters which by statute require specific approval of the board of directors and subject to conformance with any governmental directives during the emergency.

SECTION 10.2. DESIGNATION OF PLACE OF BUSINESS. The offices of the bank at which its business shall be conducted shall be the main office thereof located at 135
    South LaSalle Street, Chicago, Illinois, and any other legally authorized location which may be leased or acquired by this bank to carry on its business.
 During an emergency resulting in any authorized place of business of this bank being unable to function, the business ordinarily conducted at such location shall be relocated elsewhere in suitable quarters, in addition to or in lieu of the locations heretofore mentioned, as may be designated by the board of directors or by the executive committee or by such persons as are then, in accordance with resolutions adopted from time to time by the board of directors dealing with the exercise of authority in the time of such emergency, conducting the affairs of this bank. Any temporarily relocated place of business of this bank shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

                                   ARTICLE XI

                                     BYLAWS

SECTION 11.1 INSPECTION. A copy of the bylaws with all amendments thereto, shall at all times be kept in a convenient place at the main office of the bank and shall be open for inspection to all shareholders, during banking hours.

SECTION 11.2 AMENDMENTS. The bylaws may be amended, altered or repealed, at any regular meeting of the board, by a vote of a majority of the whole number of the directors.

                                       ***

     I........................................... hereby certify that I am the................................ Cashier/Secretary of LaSalle National Bank,
   Chicago, Illinois and that the foregoing is a true and correct copy of the bylaws of this bank as amended and that the same are in full force and effect
               ............. day of...................19........


                         ...............................
                               Cashier/Secretary.


                               December 15, 1982


                                     (SEAL)

                                    EXHIBIT 5

                                 NOT APPLICABLE

                                    EXHIBIT 6

   LaSalle National Bank hereby consents in accordance with the provisions of
Section 321(b) of the Trust Indenture Act of 1939, that reports of examinations by Federal, State, Territorial and District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                             LA SALLE NATIONAL BANK


                              By: /s/ Cynthia Reis
                                  -----------------------
                                  Cynthia Reis
                                 Vice President

                                    EXHIBIT 7

                          Latest Report of Condition of
                          Trustee published pursuant to
                          law or the requirement of its
                        surviving or examining authority.

                                    EXHIBIT 8

                                 NOT APPLICABLE

                                    EXHIBIT 9

                                 Not Applicable

LaSalle National Bank                     Call Date:  12/31/96                ST-BK:  17-1520                     FFIEC          031
135 South LaSalle Street                                                                                          Page     RC-1
Chicago, IL  60603                        Vendor ID: D                        CERT:  15407                          11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
    1. Cash and balances due from depository institutions (from Schedule RC-A):                    RCFD
       a. Noninterest-bearing balances and currency and coin (1)                                   0081             730,888     1.a
       b. Interest-bearing balances (2)                                                            0071                  80     1.b
    2. Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A)                               1754           1,061,617     2.a
       b. Available-for-sale securities (from Schedule RC-B, column D)                             1773           2,769,745     2.b
    3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       a. Federal funds sold                                                                       0276             124,512     3.a
       b. Securities purchased under agreements to resell                                          0277                   0     3.b
    4. Loans and lease financing  receivables:
       a. Loans and leases, net of unearned income                RCFD
          (from Schedule RC-C)                                    2122       8,440,058                                          4.a
       b. LESS: Allowance for loan and lease losses               3123         163,897                                          4.b
       c. LESS: Allocated transfer risk reserve                   3128               0                                          4.c
       d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                                      2125           8,276,161     4.d
    5. Trading assets (from Schedule RC-D)                                                         3545             123,877     5.
    6. Premises and fixed assets (including capitalized leases)                                    2145              32,748     6.
    7. Other real estate owned (from Schedule RC-M)                                                2150               7,703     7.
    8. Investments in unconsolidated subsidiaries and associated companies (from
       Schedule RC-M)                                                                              2130                   0     8.
    9. Customers' liability to this bank on acceptances outstanding                                2155              19,642     9.
   10. Intangible assets (from Schedule RC-M)                                                      2143              21,782     10.
   11. Other assets (from Schedule RC-F)                                                           2160             218,191     11.
   12. Total assets (sum of items 1 through 11)                                                    2170          13,386,946     12.

-----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle National Bank                     Call Date:  3/31/97                 ST-BK:  17-1520                     FFIEC          031
135 South LaSalle Street                                                                                          Page     RC-1
Chicago, IL  60603                        Vendor ID: D                        CERT:  15407                          11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for March 31, 1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
    1. Cash and balances due from depository institutions (from Schedule RC-A):                    RCFD
       a. Noninterest-bearing balances and currency and coin (1)                                   0081             594,350     1.a
       b. Interest-bearing balances (2)                                                            0071                 392     1.b
    2. Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A)                               1754           1,044,435     2.a
       b. Available-for-sale securities (from Schedule RC-B, column D)                             1773           3,505,040     2.b
    3. Federal funds sold and securities purchased under agreements to resell                      1350             144,843     3.
    4. Loans and lease financing  receivables:
       a. Loans and leases, net of unearned income                RCFD
          (from Schedule RC-C)                                    2122       8,955,181                                          4.a
       b. LESS: Allowance for loan and lease losses               3123         175,944                                          4.b
       c. LESS: Allocated transfer risk reserve                   3128               0                                          4.c
       d. Loans and leases, net of unearned income,
          allowance, and reserve (item 4.a minus 4.b and 4.c)                                      2125           8,779,237     4.d
    5. Trading assets (from Schedule RC-D)                                                         3545             190,980     5.
    6. Premises and fixed assets (including capitalized leases)                                    2145              37,545     6.
    7. Other real estate owned (from Schedule RC-M)                                                2150               7,123     7.
    8. Investments in unconsolidated subsidiaries and associated companies (from
       Schedule RC-M)                                                                              2130                   0     8.
    9. Customers' liability to this bank on acceptances outstanding                                2155               9,338     9.
   10. Intangible assets (from Schedule RC-M)                                                      2143              21,357     10.
   11. Other assets (from Schedule RC-F)                                                           2160             248,671     11.
   12. Total assets (sum of items 1 through 11)                                                    2170          14,583,311     12.

-----------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle National Bank                     Call Date:  6/30/97                 ST-BK:  17-1520                     FFIEC          031
135 South LaSalle Street                                                                                          Page    RC- 2
Chicago, IL  60603                        Vendor ID: D                        CERT:  15407                          12

Transit Number:  71000505

Schedule RC - Continued
                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
  13. Deposits:
      a. In domestic offices (sum of totals of                                                     RCON
         columns A and C from Schedule RC-E, part I)                                               2200        8,057,102     13.a
                                                                  RCON
         (1) Noninterest-bearing (1)                              6631      2,057,727                                        13.a.1
         (2) Interest-bearing                                     6636      5,999,375                                        13.a.2
                                                                                                   RCFN
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II)                                                                   2200        2,006,523     13.b
                                                                  RCFN
         (1) Noninterest-bearing                                  6631              0                                        13.b.1
         (2) Interest-bearing                                     6636      2,006,523                                        13.b.2
                                                                                                   RCFD
  14. Federal funds purchased and securities sold under agreements to repurchase                   2800        1,556,756     14.
                                                                                                   RCON
  15. a. Demand notes issued to the U.S. Treasury                                                  2840          692,219     15.a
                                                                                                   RCFD
      b. Trading liabilities (from Schedule RC-D)                                                  3548           58,221     15.b
  16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
      a. With a remaining maturity of one year or less                                             2332        1,379,144     16.a
      b. With a remaining maturity of more than one year through three years                       A547           15,762     16.b
      c. With a remaining maturity of more than three years                                        A548           16,512     16.c
  17. Not applicable.
  18. Bank's liability on acceptances executed and outstanding                                     2920           11,097     18.
  19. Subordinated notes and debentures (2)                                                        3200          396,250     19.
  20. Other liabilities (from Schedule RC-G)                                                       2930          212,679     20.
  21. Total liabilities (sum of items 13 through 20)                                               2948       14,402,265     21.
  22. Not applicable.

EQUITY CAPITAL
                                                                                                   RCFD
  23. Perpetual preferred stock and related surplus                                                3838                0     23.
  24. Common stock                                                                                 3230           18,417     24.
  25. Surplus (exclude all surplus related to preferred stock)                                     3839          275,636     25.
  26. a. Undivided profits and capital reserves                                                    3632          670,189     26.a
      b. Net unrealized holding gains (losses) on available-for-sale securities                    8434           17,413     26.b
  27. Cumulative foreign currency translation adjustments                                          3284                0     27.
  28. Total equity capital (sum of items 23 through 27)                                            3210          981,655     28.
  29. Total liabilities and equity capital (sum of items 21 and 28)                                3300       15,383,920     29.

Memorandum
To be reported only with the March Report of Condition.
   1.Indicate in the box at the right the number of the statement below that best describes
     the most comprehensive level of auditing work performed for the bank by independent           RCFD          Number
     external auditors as of any date during 1996                                                  6724           N/A           M.1

1 =  Independent audit of the bank conducted in accordance              4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified              external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank              authority)
2 =  Independent audit of the bank's parent holding company             5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing               auditors
     standards by a certified public accounting firm which              6 = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company (but              external auditors
     not on the bank separately)                                        7 = Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in accordance         8 = No external audit work
     with generally accepted auditing standards by a certified
     public accounting firm (may be required by state charter-
     ing authority)

---------------
(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.

LaSalle National Bank                     Call Date:  9/30/97                 ST-BK:  17-1520                     FFIEC          031
135 South LaSalle Street                                                                                          Page     RC-1
Chicago, IL  60603                        Vendor ID: D                        CERT:  15407                          11

Transit Number:  71000505

Consolidated Report of Condition for Insured Commercial and
State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                         Dollar Amounts in Thousands
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ASSETS
   1. Cash and balances due from depository institutions (from Schedule RC-A):                     RCFD
      a. Noninterest-bearing balances and currency and coin (1)                                    0081             804,023     1.a
      b. Interest-bearing balances (2)                                                             0071                 634     1.b
   2. Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)                                1754             962,382     2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)                              1773           3,463,261     2.b
   3. Federal funds sold and securities purchased under agreements to resell                       1350              86,026     3.
   4. Loans and lease financing  receivables:
      a. Loans and leases, net of unearned income                 RCFD
         (from Schedule RC-C)                                     2122     10,093,581                                           4.a
      b. LESS: Allowance for loan and lease losses                3123        191,670                                           4.b
      c. LESS: Allocated transfer risk reserve                    3128              0                                           4.c
      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                                       2125           9,901,911     4.d
   5. Trading assets (from Schedule RC-D)                                                          3545             153,080     5.
   6. Premises and fixed assets (including capitalized leases)                                     2145              50,587     6.
   7. Other real estate owned (from Schedule RC-M)                                                 2150               3,148     7.
   8. Investments in unconsolidated subsidiaries and associated companies (from
      Schedule RC-M)                                                                               2130                   0     8.
   9. Customers' liability to this bank on acceptances outstanding                                 2155              10,561     9.
  10. Intangible assets (from Schedule RC-M)                                                       2143              20,508     10.
  11. Other assets (from Schedule RC-F)                                                            2160             265,509     11.
  12. Total assets (sum of items 1 through 11)                                                     2170          15,721,630     12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.